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                                                                    Exhibit 99.2

                                   AGREEMENT

     AGREEMENT ("Agreement") dated as of June 24, 1999 among Newpark Resources, Inc., a Delaware corporation ("Newpark"), Tuboscope Inc., a Delaware corporation ("Tuboscope"), and SCF-IV, L.P., a Delaware limited partnership (the "Stockholder").

                             W I T N E S S E T H:

     WHEREAS, the Stockholder owns an aggregate of 150,000 shares (the "Shares") of Series A Cumulative Perpetual Preferred Stock, par value $.01 per share, of Newpark which Shares Stockholder acquired pursuant to a Purchase Agreement (the "Purchase Agreement") by and among Newpark and Stockholder dated as of April 8, 1999;

     WHEREAS, Stockholder also acquired pursuant to the Purchase Agreement a Warrant (the "Warrant") dated April 16, 1999 to purchase 2,400,000 shares of common stock, par value $.01 per share, of Newpark;

     WHEREAS, Stockholder and Newpark entered into a Registration Rights Agreement (the "Registration Rights Agreement") by and among Newpark and Stockholder dated as of April 16, 1999;

     WHEREAS, Newpark and Tuboscope are prepared to enter into an Agreement and Plan of Merger to be dated as of the date hereof in the form provided to Stockholder (the "Merger Agreement") providing for the merger of Newpark with and into Tuboscope (the "Merger") and the conversion of the Shares upon the consummation of the Merger into shares of common stock of Tuboscope;

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Stockholder hereby consents to and votes all Shares in favor of approval of the Merger Agreement and the Merger. Notwithstanding the foregoing, such consent and vote shall not be valid (i) if the Merger Agreement is terminated; (ii) if the Merger does not become effective prior to March 31, 2000; (iii) if there is any amendment without Stockholder's written consent to
(x) Article II of the Merger Agreement, (y) Section 6.10(f) of the Merger Agreement, or (z) any other provision of the Merger Agreement that would affect the number of shares of Tuboscope common stock that Stockholder would receive on or after the consummation of the Merger in respect of the Shares or upon exercise of the Warrant; or (iv) if the Merger Agreement is amended without Stockholder's written consent in a manner that would materially adversely affect the Stockholder, the Shares or the Warrant.
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     2.   Tuboscope and Stockholder agree that Section 5.6 and Section 5.9 of the Purchase Agreement shall terminate and be of no further force or effect upon consummation of the Merger.

     3. Tuboscope agrees that on and after the consummation of the Merger, Tuboscope will comply with Newpark's obligations under the Registration Rights Agreement.

     4. Tuboscope and Newpark agree that an Early Exercise Event (as such term is defined in the Warrant) will occur in connection with the execution of the Merger Agreement and that Stockholder will have the right to exercise the Warrant on or after the date of the Merger Agreement and prior to the Expiration Time (as such term is defined in the Warrant).

     5. Tuboscope and Newpark agree to reimburse Stockholder for Stockholder's reasonable out-of-pocket legal expenses incurred in connection with the negotiation of this Agreement.

     6. Newpark agrees to reimburse Stockholder for any filing fees and reasonable out-of-pocket expenses, if any, incurred by Stockholder in complying with the HSR Act (as such term is defined in the Merger Agreement) in connection with the Merger.

     7. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

     8. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

     9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, Newpark, Tuboscope and the Stockholder have each caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                                    NEWPARK RESOURCES, INC.


                                    By: /s/ James D. Cole
                                        ----------------------------------------
                                    Name: James D. Cole
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------


                                    TUBOSCOPE INC.


                                    By: /s/ John F. Lauletta
                                        ----------------------------------------
                                    Name: John F. Lauletta
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------

                                    SCF IV, L.P.

                                    By:  SCF-IV, G.P., Limited Partnership,
                                          its General Partner

                                    By:  L.E. Simmons & Associates,
                                          Incorporated, its General Partner

                                    By: /s/ Anthony F. DeLuca
                                        ----------------------------------------
                                    Name: Anthony F. DeLuca
                                          --------------------------------------
                                    Title: Chief Financial Officer
                                           -------------------------------------

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